Exhibit B-35(b)



                             BYLAWS

                               OF

           Entergy Global Power Operations Corporation



                            ARTICLE I

                             Offices

           The  registered office of the Corporation shall be  in

the  City of Wilmington, County of New Castle, State of Delaware.

The  Corporation also may have offices at such other places, both within  and without the State of Delaware, as from time  to  time may be designated by the Board of Directors.



                           ARTICLE II

                              Books

           The  books and records of the Corporation may be  kept

(except  as  otherwise  provided by the  laws  of  the  State  of

Delaware)  outside the State of Delaware and  at  such  place  or places  as  from time to time may be designated by the  Board  of

Directors.



                           ARTICLE III

                    Meetings of Stockholders

           Section 1. Annual Meetings. Each annual meeting of the

stockholders  shall be held (I) at a time fixed by the  Board  of

Directors,  on  the third Friday in May, if not a legal  holiday;

(ii)  if  a  legal  holiday, then at the same time  on  the  next business day which is not a legal holiday; or (iii) at such  date and  time  during such calendar year as shall be  stated  in  the notice  of  the  meeting or in a duly executed waiver  of  notice thereof.  The annual meeting of the stockholders shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of Delaware as may  be  designated by the Board of Directors and stated  in  the notice  of  the meeting.  At each such meeting, the  stockholders shall  elect  by  a  plurality vote a  Board  of  Directors,  and transact such other business as may come before the meeting.

          Written notice of the time and place designated for the

annual  meeting of the stockholders of the Corporation  shall  be delivered  personally or mailed to each stockholder  entitled  to vote  thereat not less than ten (10) and not more then sixty (60)

days  prior  to  said meeting, but at any meeting  at  which  all stockholders  shall be present, or of which all stockholders  not present  have waived notice in writing, the giving of  notice  as above  described may be dispensed with.  If mailed,  said  notice shall be directed to each stockholder at his address as the  same appears  on the stock ledger of the Corporation unless  he  shall have  filed  with  the  Secretary of the  Corporation  a  written request that notices intended for him to be mailed to some  other address,  in  which  case  it shall  be  mailed  to  the  address designated in such request.

          Section 2. Special Meetings.  Special meetings  of  the

stockholders of the Corporation shall be held whenever called  in the  manner  required by the laws of the State  of  Delaware  for purposes as to which there are special statutory provisions,  and

for   such  other  purposes  as  required  or  permitted  by  the

Certificate  of  Incorporation or otherwise, whenever  called  by resolution of the Board of Directors, or by the Chairman  of  the

Board,  the President, or the holders of a majority of the issued and  outstanding  shares of the common stock of the  Corporation.

Any  such  special meeting of stockholders may  be  held  at  the principal  business office of the Corporation or  at  such  other place  or places, either within or without the State of Delaware,

as  may  be specified in the notice thereof.  Business transacted at  any special meeting of stockholders of the Corporation  shall be  limited to the purposes stated in the notice thereof.  Except as  otherwise  expressly required by the laws  of  the  State  of

Delaware  or the Certificate of Incorporation, written notice  of each  special  meeting, stating the day, hour and place,  and  in general  terms  the business to be transacted thereat,  shall  be delivered  personally or mailed to each stockholder  entitled  to vote  thereat not less then ten (10) and not more than sixty (60)

days  before  the  meeting.   If mailed,  said  notice  shall  be

directed  to each stockholder at his address as the same  appears on the stock ledger of the Corporation unless he shall have filed with  the  Secretary  of the Corporation a written  request  that notices  intended for him to be mailed to some other address,  in which  case it shall be mailed to the address designated in  said request.  At any special meeting at which all stockholders  shall be  present, or of which al stockholders not present have  waived notice in writing, the giving of notice as above described may be dispensed with.

          Section  3. Quorum.  At any meeting of the stockholders

of the Corporation, except as otherwise expressly provided by the

laws   of   the   State  of  Delaware  or  the   Certificate   of

Incorporation,  there must be present, either  in  person  or  by proxy,  in  order to constitute a quorum, stockholders  owning  a majority of the issued and outstanding shares of the common stock

of  the  Corporation entitled to vote at said  meeting.   At  any

meeting  of  stockholders at which a quorum is not  present,  the holders of, or proxies for, a majority of the common stock  which is  represented at such meeting, shall have power to adjourn  the meeting from time to time, without notice other than announcement at  the  meeting, until a quorum shall be present or represented.

At  such adjourned meeting at which a quorum shall be present  or represented, any business may be transacted which might have been

transacted  at  the  meeting  as  originally  noticed.   If   the

adjournment  is for more than thirty (30) days, or if  after  the adjournment a new record date is fixed for the adjourned meeting,

a  notice  of  the  adjourned meeting  shall  be  given  to  each stockholder of record entitled to vote at the meeting.

          Section 4. Voting.  Each holder of record of the common

stock  of  the  Corporation  shall,  at  every  meeting  of   the

stockholders of the Corporation, be entitled to one (1) vote  for each  share of common stock standing in his name on the books  of the  Corporation, and such votes may be cast either in person  or by  proxy,  appointed by an instrument in writing, subscribed  by such  stockholder or by his duly authorized attorney,  and  filed with  the Secretary before being voted on, but no proxy shall  be voted  after  three  (3) years from its date, unless  said  proxy provides  for a longer period.  Except as otherwise  required  by the  laws  of  the  State  of  Delaware  or  the  Certificate  of

Incorporation, the holders of the common stock of the Corporation shall  exclusively possess all voting power for the  election  of

Directors and for all other purposes and are entitled to vote  on each matter to be voted on at a stockholders' meeting.

           The  vote  on  all  elections of Directors  and  other

questions  before the meeting need not be by ballot, except  upon demand by the holders of the majority of the shares of the common stock of the Corporation present in person or by proxy.

           When  a  quorum  is  present at  any  meeting  of  the

stockholders  of the Corporation, the vote of the  holders  of  a majority of the shares of the common stock of the Corporation and present  in  person  or  represented by proxy  shall  decide  any question brought before such meeting, unless the question is  one upon  which,  under any provision of the laws  of  the  State  of

Delaware or of the Certificate of Incorporation, a different vote is  required,  in  which  case such provision  shall  govern  and control the decision of such question.

          Whenever the vote of the holders of the common stock of

the Corporation at a meeting thereof is required or permitted  to be taken in connection with any corporate action by any provision of  the  laws  of the State of Delaware or of the Certificate  of

Incorporation,  such  corporate action may  be  taken  without  a meeting, without prior notice and without a vote, if a consent in writing,  setting forth the action so taken, shall be  signed  by the holders of outstanding common stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled  to vote thereon were present and voted.  Prompt  notice of  the taking of the corporate action without a meeting by  less

than   unanimous  written  consent  shall  be  given   to   those

stockholders who have not consented thereto in writing.

          Section  5.  List of Stockholders. The officer  of  the

Corporation  who  shall have charge of the stock  ledger  of  the

Corporation shall prepare and make, at least ten (10) days before

every   meeting  of  stockholders,  a  complete   list   of   the

stockholders  entitled  to  vote at  said  meeting,  arranged  in alphabetical  order and showing the address of  each  stockholder and  the  number  of  shares  registered  in  the  name  of  each stockholder.  Such list shall be open to the examination  of  any stockholder,  for  any  purpose germane to  the  meeting,  during ordinary  business hours for a period of at least ten  (10)  days prior to the meeting, either at a place within the city where the meeting  is  to  be held, which place shall be specified  in  the notice  of  the meeting, or, if not so specified,  at  the  place where  the meeting is to be held. The list also shall be produced and  kept  at the time and place of the meeting during the  whole time  thereof,  and  may be inspected by any stockholder  who  is present.

           Section 6. Organization. The Chairman of the Board  or

the  President,  or in their absence, any Vice  President,  shall call  to  order  meetings of the stockholders and  shall  act  as chairman  of  such  meetings.  The  Board  of  Directors  or  the stockholders  may  appoint any stockholder  or  any  Director  or officer  of the Corporation to act as chairman of any meeting  in the  absence of the Chairman of the Board, the President and  all of the Vice Presidents.

          The Secretary of the Corporation shall act as secretary

of  all  meetings of the stockholders, but in the absence of  the

Secretary  the presiding officer may appoint any other person  to act as secretary of any meeting.



                           ARTICLE IV

                            Directors

           Section  1. Powers.  The business and affairs  of  the

Corporation shall be managed by the Board of Directors which  may exercise all such powers and do all such acts and things  as  may be  exercised  or done by the Corporation; subject, nevertheless,

to  the  provisions  of the laws of the State  of  Delaware,  the

Certificate  of Incorporation, and any Bylaws from time  to  time passed  by the stockholders; provided, however, that no Bylaw  so created shall invalidate any prior act of the Directors which was valid in the absence of such Bylaw.

            Section  2.  Number  of  Directors.   The  number  of

Directors  which shall constitute the whole Board  shall  be  not less  than  one (1) nor more than ten (10).  Within such  limits,

the number of Directors may be fixed from time to time by vote of the  stockholders or of the Board of Directors at any regular  or special  meeting.  Directors need not be stockholders.  Directors shall be elected at the annual meeting of the stockholders of the

Corporation, except as herein provided, to serve until  the  next

annual   meeting  of  stockholders  and  until  their  respective

successors are duly elected and have qualified.

          Section  3. Vacancies.  Vacancies occurring  among  the

Directors (other than in the case of removal of a Director) shall be filled by a majority vote of the Directors then in office with the  consent  of  the holders of a majority  of  the  issued  and outstanding  common  stock of the Corporation,  or  by  the  sole remaining Director with the consent of the holders of a  majority of the issued and outstanding common stock of the Corporation, or by  resolution duly adopted by the holders of a majority  of  the issued  and  outstanding common stock of the  Corporation,  at  a special meeting held for such purpose, or by action taken in lieu of  such  meeting, or at the next annual meeting of  stockholders following any vacancy.

          Section  4. Removal. At any meeting of stockholders  of

the Corporation called for the purpose, the holders of a majority of  the issued and outstanding shares of the common stock of  the

Corporation may remove from office, with or without cause, any or all of the Directors and the successor of any Director so removed shall  be elected by the holders of a majority of the issued  and outstanding common stock of the Corporation at such meeting or at a later meeting.

          Section  5. Meetings.  The first meeting of each  newly

elected  Board  of Directors shall be held immediately  following the annual meeting of stockholders and at the same place at which regular  meetings of the Board of Directors are held, or at  such other  time  and  place as may be provided by resolution  of  the

Board  of  Directors,  and no notice of  such  meeting  shall  be necessary  to  the  newly elected Directors in order  legally  to constitute a meeting, provided a quorum is present.  In the event that  such  first meeting of the newly elected Board of Directors is  not  held  at the time and place authorized by the  foregoing provision,  the  meeting may be held at such time  and  place  as shall be specified in a notice given as hereinafter provided  for special  meetings  of  the Board of Directors,  or  as  shall  be specified  in  a  written waiver signed  by  all  the  Directors.

Regular  meetings of the Board of Directors may be  held  without notice at such time and place, either within or without the State of  Delaware,  as  shall  from time  to  time  be  determined  by resolutions of the Board of Directors.  Special meetings  of  the

Board of Directors may be called by the Chairman of the Board  or by  the  President  on  reasonable notice as  provided  in  these

Bylaws, and such meetings shall be held at the principal business office  of  the  Corporation or at such other  place  or  places,

either  within  or  without the State of Delaware,  as  shall  be specified  in the notice thereof.  Directors present thereat,  by majority vote, may adjourn the meeting from time to time, without notice  other than an announcement at the meeting, until a quorum

shall  be  present.   Except  as may  be  otherwise  specifically

provided by the laws of the State of Delaware, the Certificate of

Incorporation or these Bylaws, the affirmative vote  of  majority of  the  Directors present at the time of such vote shall be  the act of the Board of Directors if a quorum is present.

          Section 6. Notice of Meetings. Notice of any meeting of

the  Board of Directors requiring notice shall be given  to  each

Director by personal delivery or by mail or by telegram,  in  any case  at  least forty-eight (48) hours before the time fixed  for the  meeting.  At  any meeting at which all  Directors  shall  be present, or at which all Directors not present have waived notice in  writing,  the  giving  of notice as above  described  may  be dispensed  with.  Attendance of a Director  at  a  meeting  shall constitute  waiver of notice of such meeting,  except  when  such

Director  attends  such  meeting  for  the  express  purpose   of

objecting,  at the beginning of such meeting, to the  transaction of  any  business because such meeting is not lawfully called  or convened.

          Section   7.   Action  by  Consent.  Unless   otherwise

restricted  by the Certificate of Incorporation or these  Bylaws,

any  action  required or permitted to be taken at any meeting  of the  Board  of Directors may be taken without a meeting,  if  all members  of the Board consent thereto in writing, and the writing or  writings  are  filed with the minutes of proceedings  of  the

Board.

            Section  8.  Telephonic  Meetings.  Unless  otherwise

restricted  by the Certificate of Incorporation or these  Bylaws,

members of the Board of Directors may participate in a meeting of

the   Board   by  means  of  conference  telephone   or   similar

communications   equipment  by  means  of   which   all   persons

participating   in  such  meeting  can  hear  each   other,   and

participation in a meeting pursuant to this Section 8 of  Article

IV shall constitute presence in person at such meeting.

            Section   9.  Resignations.  Any  Director   of   the

Corporation  may resign at any time by giving written  notice  to the  Board  of  Directors or to the Chairman of  the  Board,  the

President  or  the  Secretary  of  the  Corporation.   Any   such

resignation shall take effect at the time specified therein,  or,

if  the  time be not specified, upon receipt thereof; and  unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.



                            ARTICLE V

            Executive Committee and Other Committees

          Section 1. Executive Committee.  The Board of Directors

may  by  resolution passed by a majority of the  whole  Board  of

Directors, appoint an Executive Committee of not less than two or more then five members, to serve during the pleasure of the Board of  Directors, to consist of the Chairman of the Board, and  such additional Director(s) as the Board of Directors may from time to

time  designate.   The Chairman of the Board of  the  Corporation

shall be Chairman of the Executive Committee

          Section  2.  Procedure.  The Executive Committee  shall

meet at the call of the Chairman of the Executive Committee or of any two members. A majority of the members shall be necessary  to constitute a quorum and action shall be taken by a majority  vote of those present.

          Section  3.  Powers and Reports.   During the intervals

between  the  meetings of the Board of Directors,  the  Executive

Committee  shall possess and may exercise, to the fullest  extent permitted by law, all the powers of the Board of Directors in the management  and  direction of the business  and  affairs  of  the

Corporation, and may authorize the seal of the Corporation to  be affixed to all papers which may require it. The taking of  action by  the Executive Committee shall be conclusive evidence that the

Board of Directors was not in session when such action was taken.

The  Executive  Committee  shall  keep  regular  minutes  of  its proceedings  and all action by the Executive Committee  shall  be reported  to the Board of Directors at its meeting next following the  meeting of the Executive Committee and shall be  subject  to revision or alteration by the Board of Directors; provided,  that no  rights of third parties shall be affected by such revision or alteration.



          Section  4.   Other Committees.  From time to time  the

Board of Directors, by the affirmative vote of a majority of  the whole  Board of Directors, may appoint other committees  for  any purpose  or  purposes, and such committees shall have  powers  as

shall  be  conferred  by the resolution of appointment.   In  the

absence   or  disqualification  of  a  member  of  any  committee

(including  the  Executive  Committee),  the  member  or  members thereof  present at any meeting and not disqualified from voting,

whether  or  not he or they constitute a quorum, may  unanimously appoint  another member of the Board of Directors to act  at  the meeting in place of any such absent or disqualified member.



                           ARTICLE VI

                            Officers

          Section  1.  Number, Election and Term of Office.   The

Board  of  Directors may elect a Chairman of the Board,  a  Chief

Executive  Officer, and/or a Chief Operating Officer,  and  shall elect  a  President,  a  Secretary, a  Treasurer,  and  in  their discretion,  one  or more Vice Presidents.  The  Chief  Executive

Officer  or,  if  no  Chief  Executive Officer  is  elected,  the

President,  subject to the direction of the Board  of  Directors,

have  direct charge of and general supervision over the  business and  affairs of the Corporation.  The officers of the Corporation shall  be  elected  annually by the Board  of  Directors  at  its

meeting  held  immediately  after  the  annual  meeting  of   the

stockholders  (other  than  the  initial  officers   elected   by

unanimous  consent of the initial Board of Directors),  and  each shall  hold his office until his successor shall have  been  duly elected and qualified or until he shall have died or resigned  or shall  have been removed by majority vote of the entire Board  of

Directors.  Any number of offices may be held by the same person.

The  Board of Directors may from time to time appoint such  other officers  and  agents  as  the interest of  the  Corporation  may require and may fix their duties and terms of office.

          Section 2. Chairman of the Board. The Chairman  of  the

Board  shall  be  a  member of the Board of Directors.  He  shall preside at all meetings of the Board of Directors, and shall have such other duties as from time to time may be assigned to him  by the  Board  of Directors, by the Executive Committee or,  if  the

President  shall have been designated chief executive officer  of the Corporation, by the President.

          Section  3. President. The President shall perform  all

duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him  by the  Board of Directors or by the Executive Committee, or if  the

Chairman  of the Board shall have been designated chief executive officer of the Corporation, by the Chairman of the Board. At  any

time when the office of the Chairman of the Board shall be vacant or  if  the Board of Directors shall not elect a Chairman of  the

Board,  the  President  of the Corporation  shall  be  the  chief executive officer of the Corporation.

          Section  4. Vice Presidents. Each Vice President  shall

have  such powers and shall perform such duties as from  time  to time  may  be conferred upon or assigned to him by the  Board  of

Directors  or as may be delegated to him by the Chairman  of  the

Board (if chief executive officer) or the President.

          Section  5.  Secretary. The Secretary  shall  keep  the

minutes  of all meetings of the stockholders and of the Board  of

Directors in books provided for the purpose; shall see  that  all notices are duly given in accordance with the provisions  of  the law  and these Bylaws; shall be custodian of the records  and  of the  corporate  seal  of  the Corporation;  shall  see  that  the corporate seal is affixed to all documents the execution of which under  the  seal  is duly authorized, and when  the  seal  is  so affixed may attest the same; may sign, with the Chairman  of  the

Board  (if  chief  executive officer), the President  or  a  Vice

President,  certificates  of stock of  the  Corporation;  and  in general,  shall perform all duties incident to the  office  of  a secretary of a corporation, and such other duties as from time to time  may be assigned by the Chairman of the Board (if the  chief executive officer), the President or the Board of Directors.

          The  Secretary shall also keep, or cause to be kept,  a

stock book, containing the names, alphabetically arranged, of all persons  who  are stockholders of the Corporation, showing  their

places   of  residence,  the  number  of  shares  held  by   them

respectively,  and  the  time when they respectively  became  the owners thereof.

          Section 6. Treasurer.  The Treasurer shall have  charge

of  and  be  responsible for all funds, securities, receipts  and disbursements of the Corporation, and shall deposit, or cause  to be deposited, in the name of the Corporation, all moneys or other

valuable  effects  in  such  banks,  trust  companies  or   other

depositories  as  shall, from time to time, be  selected  by  the

Board  of Directors or by the Treasurer if so authorized  by  the

Board  of Directors; may endorse for collection on behalf of  the

Corporation,  checks,  notes  and  other  obligations;  may  sign receipts  and  vouchers  for payments made  to  the  Corporation;

singly  or  jointly with another person as the Board of Directors may authorize, may sign checks on the Corporation and pay out and dispose  of the proceeds under the direction of the Board;  shall render  or cause to be rendered to the Chairman of the Board  (if

chief  executive  officer),  the  President  and  the  Board   of

Directors,  whenever  requested,  an  account  of  the  financial condition of the Corporation; may sign, with the Chairman of  the

Board  (if  chief  executive officer), the President  or  a  Vice

President,  certificates  of stock of  the  Corporation;  and  in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time  may  be  assigned by the Chairman of the  Board  (if  chief executive officer), the President or the Board of Directors.

          Section 7. Subordinate Officers. The Board of Directors

may  appoint such assistant secretaries, assistant treasurers and other  subordinate officers as it may deem desirable.  Each  such officer  shall  hold office for such period, have such  authority and  perform such duties as the Board of Directors may prescribe.

The  Board  of  Directors may, from time to time,  authorize  the

chief   executive  officer  to  appoint  and  remove  subordinate

officers and to prescribe the powers and duties thereof.

          Section  8. Transfer of Duties. The Board of  Directors

in  its absolute discretion may transfer the power and duties, in whole  or  in  part,  of  any officer to any  other  officer,  or persons,  notwithstanding the provisions of these Bylaws,  except as otherwise provided by the laws of the State of Delaware.

          Section  9.  Vacancies,  Absences.  If  the  office  of

Chairman  of  the Board, President, Vice President, Secretary  or

Treasurer,  or of any other officer or agent becomes  vacant  for any  reason, the Board of Directors may, but is not required  to,

choose  a  successor  to hold office for  the  remainder  of  the unexpired  term.  Except  when the law  requires  the  act  of  a particular  officer,  the Board of Directors  whenever  necessary may,  in  the absence of any officer, designate any other officer or  properly qualified employee, to perform the duties of the one absent  for  the  time  being,  and such  designated  officer  or employee shall have, when so acting, all the powers herein  given to such absent officer.

          Section  10. Removals. At any meeting of the  Board  of

Directors  called for the purpose, any officer or  agent  of  the

Corporation may be removed from office, with or without cause, by the  affirmative  vote  of a majority  of  the  entire  Board  of

Directors.

          Section 11. Resignations. Any officer or agent  of  the

Corporation  may resign at any time by giving written  notice  to the  Board of Directors, the Chairman of the Board, the President

or  the Secretary of the Corporation. Any such resignation  shall take effect at the time specified therein or, if the time is  not specified,  upon receipt thereof; and unless otherwise  specified therein, acceptance of such resignation shall not be necessary to make it effective.

          Section  12.  Compensation of  Officers.  The  officers

shall receive such salary or compensation as may be determined by the  affirmative vote of the majority of the Board of  Directors.

No  officer  shall  be prevented from receiving  such  salary  or compensation by reason of the fact that he is also a Director  of the Corporation.



                           ARTICLE VII

                   Contracts, Checks and Notes

          Unless   the   Board  of  Directors   shall   otherwise

specifically  direct,  all contracts, checks,  drafts,  bills  of exchange and promissory notes and other negotiable instruments of the  Corporation shall be executed in the name of the Corporation by  the  Chairman of the Board, the President, a Vice  President,

Secretary or Treasurer or any officer as may be designated by the

Board of Directors.

                           ARTICLE VII

                          Capital Stock

          Section 1. Certificates of Stock.  The certificates for

shares of the stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as  shall  be prepared  or approved by the Board of Directors. Every holder  of stock  in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman  of the  Board (if chief executive officer), the President or a  Vice

President,  and by the Treasurer or the Secretary certifying  the number  of  shares  owned by him and the date of  issue;  and  no certificate  shall  be valid unless so signed.  All  certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

          All signatures on the certificate may be facsimile.  In

case  any officer, transfer agent or registrar who has signed  or whose  facsimile  signature has been placed  upon  a  certificate shall have ceased to be such officer, transfer agent or registrar before  such  certificate is issued, it  may  be  issued  by  the

Corporation  with  the same effect as if he  were  such  officer,

transfer agent or registrar at the date of issue.

          Section  2.  Transfer of Stock. Upon surrender  to  the

Corporation  or  the  transfer agent  of  the  Corporation  of  a certificate  for  shares duly endorsed or accompanied  by  proper evidence of succession, assignment or authority to transfer,  the

Corporation shall issue a new certificate to the person  entitled thereto,  cancel  the old certificate and record the  transaction upon its books.

          Section 3.  Registered Stockholders.    The Corporation

shall  be entitled to treat the holder of record of any share  or shares  of  stock as the holder in fact thereof and, accordingly,

shall not be bound to recognize any equitable or other claim  to,

or  interest  in, such share or shares on the part of  any  other person,  whether  or not it shall have express  or  other  notice thereof,  save as expressly provided by the laws of the State  of

Delaware.

          Section  4.  Lost Certificates.     Any person claiming

a  certificate  of stock to be lost or destroyed  shall  make  an affidavit  or affirmation of the fact and advertise the  same  in such  manner as the Board of Directors may require, and the Board of  Directors,  in  its  discretion, may  require  the  owner  or destroyed certificate, or his legal representative, to  give  the

Corporation  a  bond in a sum sufficient, in the opinion  of  the

Board  of  Directors,  to indemnify the Corporation  against  any claim that may be made against it on account of the alleged  loss of  any such certificate. A new certificate of the same tenor and for  the  same number of shares as the one alleged to be lost  or destroyed may be issued without requiring any bond when,  in  the judgment of the Directors, it is proper so to do.

          Section 5.  Record Date.  In order that the Corporation

may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting,

or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in

advance, a record date, which shall not be more than sixty (60)

nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A

determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any

adjournment of the meeting; provided, however, that the Board of

Directors may fix a new record date for the adjourned meeting.

                           ARTICLE XI

                            Dividends

          Dividends upon the common stock of the Corporation  may

be  declared by the Board of Directors at any regular or  special meeting,  pursuant  to law. Dividends may be  paid  in  cash,  in property,  or  in shares of the common stock of the  Corporation,

subject to the provisions of the Certificate of Incorporation.

          Before payment of any dividend, there may be set  aside

out  of any funds of the Corporation available for dividends such sums  as  the  Directors  from time to time,  in  their  absolute discretion,  think  proper  as  a reserve  or  reserves  to  meet contingencies, or for equalizing dividends, or for  repairing  or maintaining  any property of the Corporation, or for  such  other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.



                           ARTICLE XII

                        Waiver of Notice

          Whenever any notice whatever is required to be given by

statute   or   under  the  provisions  of  the   Certificate   of

Incorporation or these Bylaws, a waiver thereof in writing signed by  the person or persons entitled to said notice, whether before or  after  the time stated therein, shall be equivalent  thereto,

unless  expressly provided otherwise in such statute, Certificate of Incorporation or these Bylaws.



                          ARTICLE XIII

                              Seal

          The  corporate  seal  of  the  Corporation  shall  have

inscribed  thereon the name of the Corporation, the year  of  its organization and the words "Corporate Seal, Delaware,"  or  shall be in such other form as the Board of Directors may prescribe.



                           ARTICLE XIV

                           Fiscal Year

          The fiscal year of the Corporation shall be the

calendar year.



                           ARTICLE XV


            Indemnification; Advancement of Expenses;
            Insurance and Other Funding Arrangements

          Section  1.  Mandatory Indemnification  -  Third  Party

Actions. The Corporation shall indemnify any person who was or is a  party  or  is threatened to be made a party to any threatened,

pending  or  completed  action, suit  or  proceeding  ("Action"),

whether  civil, criminal, administrative or investigative  (other than  an Action by or in the right of the Corporation) by  reason of  the fact that he is or was a Director, officer or employee of the  Corporation,  or is or was serving at  the  request  of  the

Corporation   as  a  Director,  officer,  employee   of   another

corporation,   partnership,  joint  venture,   trust   or   other

enterprise,   against  expenses  (including   attorneys'   fees),

judgments,  fines  and  amounts paid in settlement  actually  and reasonably incurred by him in connection with such Action  if  he acted in good faith and in a manner he reasonably believed to  be in  or not opposed to the best interests of the Corporation, and,

with  respect to any criminal Action, had no reasonable cause  to believe  his conduct was unlawful. The termination of any  Action by  judgment, order, settlement, conviction, or upon  a  plea  of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith  and  in  a manner  which he reasonably believed to be in or not  opposed  to the  best interest of the Corporation, and, with respect  to  any criminal Action, had reasonable cause to believe that his conduct

was unlawful.   The right to indemnification under this Section 1

of Article XIII shall be a contract right that may be enforced in any lawful manner by a person entitled to such indemnification.

          Section  2.   Mandatory  Indemnification  -  Derivative

Actions.  The Corporation shall indemnify any person who  was  or is a party or is threatened to be made a party to any threatened,

pending or completed Action by or in the right of the Corporation to  procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee of the Corporation, or is or  was  serving at the request of the Corporation as a Director,

officer,  employee  of  another corporation,  partnership,  joint venture,  trust or other enterprise, against expenses  (including attorneys'  fees)  actually and reasonably  incurred  by  him  in

connection with the defense or settlement of such Action   if  he

acted in good faith and in a manner he reasonably believed to  be in  or  not opposed to the best interests of the Corporation  and except  that no indemnification under these Bylaws shall be  made in  respect of any claim, issue or matter as to which such person shall  have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of the State of

Delaware  or  the court in which such Action was  brought,  shall determine  upon  application that, despite  the  adjudication  of liability but in view of all the circumstances of the case,  such person  is fairly and reasonably entitled to indemnity  for  such expenses which the Court of Chancery of the State of Delaware  or such  other court shall deem proper. The right to indemnification under  this  Section 2 of Article XII shall be a  contract  right that may be enforced in any lawful manner by a person entitled to such indemnification.

          Section  3.  Mandatory  Indemnification   -  Successful

Party.  To  the  extent that a Director or officer,  employee  or agent  of  the Corporation has been successful on the  merits  or otherwise in defense of any Action referred to in Sections 1  and

2  of  this  Article XIII, or in defense of any claim,  issue  or

matter   therein,  he  shall  be  indemnified  against   expenses

(including  attorneys' fees) actually and reasonably incurred  by him  in connection therewith. The right to indemnification  under this Section 3 of Article XIII shall be a contract right that may be  enforced  in any lawful manner by a person entitled  to  such indemnification.

          Section  4.  Permissive  Indemnification.   Except   as

otherwise  expressly provided in Section 2 of this Article  XIII,

the  Corporation may also indemnify any person who is  or  was  a party or is threatened to be made a party to any Action by reason of  the  fact that he is or was a Director, officer, employee  or agent of the Corporation, or is or was serving at the request  of the  Corporation  as a Director, officer, employee  or  agent  of another  corporation, partnership, joint venture, trust or  other enterprise,  against  all  or  part of  any  expenses  (including attorneys' fees), judgments, fines and amounts paid in settlement actually  and reasonably incurred by him in connection with  such

Action  if  it  shall  be  determined  in  accordance  with   the

applicable procedures set forth in Section 5 that such person  is fairly and reasonably entitled to such indemnification.

          Section  5.  Procedure. Any indemnification  under  the

foregoing  provisions of this Article XIII (unless ordered  by  a court) shall be made by the Corporation only as authorized in the specific  case upon a determination that indemnification  of  the

Director,   officer,  employee  or  agent  is   proper   in   the

circumstances  because  he has met the  applicable  standards  of conduct  set  forth  in  Sections  1  or  2  or  is  entitled  to

indemnification  in  Section  4,  of  this  Article  XIII.   Such

determination  shall be made (i) by the Board of Directors  by  a majority  vote  of  a  quorum as defined in  the  Certificate  of

Incorporation  or these Bylaws, consisting of Directors  who  are not or were not parties to any pending or completed Action giving rise to the proposed indemnification, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested

Directors  so directs, by independent legal counsel in a  written opinion, or (iii) by the stockholders.

          Section   6.   Advance  Payments.  Expenses  (including

attorneys'  fees) incurred or reasonably expected to be  incurred by  a  Director  or officer of the Corporation in  defending  any

Action referred to in Sections 1 or 2 of this Article XIII  shall be  paid by the Corporation in advance of the final determination thereof  upon  receipt by the Corporation of his written  request therefor and his written promise to repay such amount if it shall

ultimately  be  determined  that  he  is  not  entitled   to   be

indemnified by the Corporation as authorized or required by  this

Article  XIII. The right of Directors and officers to advancement of  expenses  under this Section 6 of Article  XIII  shall  be  a contract  right that may be enforced in any lawful  manner  by  a

Director or officer of the Corporation. Such expenses incurred by other  employees  and  agents may be paid  upon  such  terms  and conditions, if any, as the Board of Directors deems appropriate.

          Section    7.    Provisions    Not    Exclusive.    The

indemnification  and  advancement of  expenses  provided  by,  or granted  pursuant to, this Article shall not be deemed  exclusive of  any  other rights to which any person seeking indemnification and  advancement of expenses, may be entitled under any law,  by-

law,  agreement, vote of stockholders or disinterested  Directors or  otherwise, both as to action in his official capacity and  as to  action  in  another capacity while holding such  office,  and shall  continue as to a person who has ceased to be  a  Director,

officer, employee or agent and shall inure to the benefit of  the heirs, executors and administrators of such a person.

          Section 8. Insurance. The Corporation may purchase  and

maintain  insurance  on behalf of any person  who  is  or  was  a

Director, officer, employee or agent of the Corporation, or is or was  serving  at  the request of the Corporation as  a  Director,

officer,  employee, or agent of another corporation, partnership,

joint  venture, trust or other enterprise, against any  liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would  have  the  power to indemnify him against  such  liability under the provisions of this Article XIII.

          Section 9. Other Arrangements. The Corporation also may

obtain a letter of credit, act as self-insurer, create a reserve,

trust,  escrow,  cash collateral or other fund or account,  enter into  indemnification  agreements, pledge  or  grant  a  security interest in any assets or properties of the Corporation,  or  use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of  Directors shall deem appropriate for the protection of any or all such persons.

          Section 10.  Severability.  If this Article XIII or any

portion hereof shall be invalidated on any ground by any court of competent  jurisdiction, then the Corporation shall  nevertheless indemnify  each person as to whom the Corporation has  agreed  to grant indemnity, as to liabilities and expenses, and amounts paid or  to  be  paid  in settlement with respect to  any  proceeding,

including an action by or in the right of the Corporation, to the full  extent permitted by any applicable portion of this  Article

XIII  that shall not have been invalidated and to the full extent permitted by applicable law.

          Section  11.   Miscellaneous.  (a) For the purposes  of

this  Article XIII, references to "the Corporation"  include  all constituent corporations absorbed in a consolidation  or  merger,

as  well  as the resulting or surviving corporation, so that  any person  who is or was a Director, officer, employee or  agent  of such  a  constituent  corporation or is or  was  serving  at  the request  of such constituent corporation as a Director,  officer,

employee  or  agent  of another corporation,  partnership,  joint venture,  trust  or  other enterprise, shall stand  in  the  same position  under the provisions of this Article XIII with  respect to  the resulting or surviving corporation as he would if he  had served  the  resulting  or  surviving  corporation  in  the  same capacity.

          (b)  For  purposes of this Article XIII, references  to

"other   enterprises"  shall  include  employee  benefit   plans;

references to "fines" shall include any excise taxes assessed  on

a   person  with  respect  to  any  employee  benefit  plan;  and references  to "serving at the request of the Corporation"  shall include any service as a Director, officer, employee or agent  of the Corporation which imposes duties on, or involves services by,

such  Director,  officer, employee or agent with  respect  to  an employee benefit plan, its participants or beneficiaries;  and  a person  who  acted  in good faith and in a manner  he  reasonably

believed   to  be  in  the  interest  of  the  participants   and

beneficiaries of an employee benefit plan shall be deemed to have acted  in  a  manner "not opposed to the best  interests  of  the

Corporation" as referred to in this Article XIII.

          (c)  The  indemnification and advancement  of  expenses

provided  by,  or granted pursuant to, this Article  XIII  shall,

unless  otherwise provided when authorized or ratified,  continue as to a person who has ceased to be a Director, officer, employee or  agent  and shall inure to the benefit of the heirs, executors and administrators of such a person.



                           ARTICLE XIV

                       General Provisions

          Section  1.  The Chairman of the Board, the  President,

any Vice President or the Treasurer of the Corporation may attend any  meeting of the holders of stock or other securities  of  any other  corporation,  any of whose stock or other  securities  are held by the Corporation, and cast the votes which the Corporation is  entitled  to  cast  as a stockholder  or  otherwise  at  such meeting,  or  may consent in writing to any action  by  any  such corporation,  and  may execute on behalf of the  Corporation  and under  its  corporate seal, or otherwise, such  written  proxies,

consents,  waivers or other instruments as he may deem  necessary or  appropriate.  Any of the foregoing acts or functions may also be  performed  by any one or more of such persons as  shall  from time  to  time be authorized by the Board of Directors  or  by  a

writing   executed  by  the  chief  executive  officer   of   the

Corporation.

          Section  2.  The  moneys of the  Corporation  shall  be

deposited in the name of the Corporation in such bank or banks or trust  company or trust companies as the Board of Directors shall from  time  to  time designate, and shall be drawn  out  only  by signed  checks or by telephonic or other electronic advice  given and  subsequently  confirmed by means which  the  bank  or  trust company  may  require, by persons designated in a  resolution  or resolutions  of the Board of Directors or by such  other  persons designated  by  a  writing executed by persons authorized  to  so designate  in  a  resolution  or  resolutions  of  the  Board  of

Directors.

          Section 3. Notices to Directors and stockholders  shall

be in writing and delivered personally or mailed to the Directors or  stockholders at their addresses appearing on the books of the

Corporation.  Notice by mail shall be deemed to be given  at  the time when the same shall be mailed.  Notice to Directors may also be  given by telegraph, and any such notice shall be deemed to be given  when  delivered  to an office of the transmitting  company with all charges prepaid.

          Section 4. Alterations, amendments or repeals of  these

Bylaws,  or  any  of  them, may be made  by  a  majority  of  the stockholders  entitled  to vote at any meeting  thereof,  if  the notice  of  such  meeting contains a statement  of  the  proposed alteration, amendment or repeal, or by the Board of Directors  by a  majority  vote of the whole Board of Directors at any  meeting thereof, provided notice of such alteration, amendment or  repeal has  been  given to each Director in writing.  No notice  of  any alteration,  amendment  or repeal need be  given  if  adopted  by action taken at a meeting duly held on waiver of notice.